Exhibit 99.1

SOHU.COM ANNOUNCES RESIGNATION OF CHIEF OPERATING OFFICER

Beijing, CHINA, December 15, 2008 — SOHU.COM Inc. (Nasdaq: SOHU) (the “Company”), China’s leading online media, communications, search, online games and mobile value-added services company, today announced that Dr. Yu Gong, the Company’s Chief Operating Officer, will resign from the Company effective January 10, 2009, to pursue entrepreneurial business opportunities.

Dr. Gong joined Sohu in 2003 when Focus.cn, a leading real estate website of which Dr. Gong was President and CEO, was acquired by Sohu. Since joining Sohu, Dr. Gong has been in several positions including Vice-President, Senior Vice-President and Chief Operating Officer. Over the past five years, Dr. Gong has made great contributions to the development of Focus.cn and the Company’s wireless business, Internet content, and the reporting of Beijing 2008 Olympics.

“Dr. Gong has played an important role in our success during the past five years, especially in the operation of Focus.cn. We understand his decision to move on and seek new challenges. He has been very diligent, dedicated, and accountable. We believe he will continue his success in future endeavors,” said Dr. Charles Zhang, Sohu.com’s Chairman and Chief Executive Officer.

About Sohu.com

Sohu.com Inc. (Nasdaq: SOHU - News) is China’s premier online brand and is indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. The company operates two massive multi-player online role-playing games, namely “Tian Long Ba Bu” and “Blade Online,” and a casual game platform. Sohu also offers wireless value-added services such as news, information, music, ringtones and picture content sent over mobile phones. Sohu.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its twelfth year of operation.

Safe Harbor Statement

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission.

Sohu.com Contact Information

Shanshan Cai

Manager

Investor Relations and Corporate Communications

Tel: +86 10 6272 6596

E-mail: ir@contact.sohu.com

http://corp.sohu.com